Exhibit 99.2
MEDCATH CORPORATION
DAYTON HEART HOSPITAL AS INCLUDED IN MEDCATH’S ORIGINAL 2008 OUTLOOK
(Unaudited)

Dayton Heart Hospital
Fiscal 2008 Outlook
(in millions)

Net Revenue	$58.0 to $61.0
Adjusted EBITDA	$ 6.4 to $ 6.9
Income from Continuing Operations	$ 1.6 to $ 1.9